EXHIBIT 32.1


            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
Code), each of the undersigned officers of New Dragon Asia Corp. (the Company), does hereby certify, to such officer's knowledge, that:


            The Quarterly Report on Form 10-Q for the quarter ended September 25, 2003 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


May  10,  2004
                                               /s/ Heng Jing Lu
                                               --------------------------
                                               Heng Jing Lu
                                               Chief Executive Officer


May   10,  2004
                                               /s/ Li Xia Wang
                                               --------------------------
                                               Li Xia Wang
                                               Chief Financial Officer